UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 16, 2014, TreeHouse Foods, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by the Company of 4,304,636 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $75.50 per share. The Company also granted to the Underwriters the right to purchase up to an additional 645,695 shares of Common Stock, which right may be exercised at any time within 30 days after the offering. The Shares were offered and sold pursuant to the Company’s automatic shelf registration statement (Registration No. 333-192440) (the “Registration Statement”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Certain of the Underwriters and their respective affiliates perform and have performed commercial and investment banking and advisory services for the Company and its affiliates from time to time for which they receive and have received customary fees and expenses. In addition, the Underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of business for which they will receive fees and expenses.

The Company expects to use the net proceeds from the offering of the Shares to fund, in part, the previously announced and pending acquisition of Flagstone Foods (“Flagstone”), however the common stock offering is not conditioned on the closing of the acquisition of Flagstone. The Company expects to finance the remaining portion of the acquisition of Flagstone through borrowings under its existing credit agreement.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Underwriting Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

Item 7.01. Regulation FD Disclosure

On July 15, 2014, the Company announced its intended underwritten public offering of Common Stock. The Company’s press release announcing the offering is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On July 16, 2014, the Company announced that it priced the underwritten public offering of Common Stock. The Company’s press release announcing the pricing of the offering is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated July 16, 2014, among J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein and the Company

99.1	Press release dated July 15, 2014, announcing the offering of Common Stock.

99.2	Press release dated July 16, 2014, announcing the pricing of the Common Stock offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: July 17, 2014	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated July 16, 2014, among J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein and the Company

99.1	Press release dated July 15, 2014, announcing the offering of Common Stock.

99.2	Press release dated July 16, 2014, announcing the pricing of the Common Stock offering.